UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010

Penn Treaty American Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Legacy Drive, Suite 130 Frisco, TX 75034
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (469) 287-7044

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 10, 2010, the Insurance Commissioner of the Commonwealth of Pennsylvania (the “Insurance Commissioner”), in his official capacity as Rehabilitator of Penn Treaty Network America Insurance Company (“PTNA”), filed in the Commonwealth Court of Pennsylvania a Complaint against Penn Treaty American Corporation (the “Registrant”), the parent of PTNA.  The Insurance Commissioner alleges that PTNA is owed certain moneys from the Registrant related to a federal tax refund and certain accrued paid time off liabilities.

After a change in the tax laws relating to net loss carrybacks, the Registrant filed a Form 1139 seeking a refund on its consolidated 2003-2007 taxes (of which PTNA was a member of the consolidated group).  In the Complaint, the Insurance Commissioner alleges that a portion of the refund received by the Registrant is owed to PTNA.

Additionally, during certain time periods in which PTNA’s surplus levels were in danger of falling below the threshold required to write business in Florida, the Insurance Commissioner alleges that the Registrant assumed certain liabilities related to paid time off accruals of PTNA’s employees.  PTNA has now paid out all of the accrued paid time off liability to employees, and is seeking reimbursement from the Registrant.

The Registrant is reviewing the allegations set forth in the Complaint and evaluating its options with respect thereto.

A copy of the Complaint is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)                           Exhibits.

Exhibit                    Description

99.1
Complaint, filed in the Commonwealth Court of Pennsylvania by the Insurance Commissioner of the Commonwealth of Pennsylvania, in his official capacity as Rehabilitator of Penn Treaty Network America Insurance Company against Penn Treaty American Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

May 18, 2010	By:	/s/ Eugene Woznicki
		Name:	Eugene Woznicki
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit                    Description
99.1
Complaint, filed in the Commonwealth Court of Pennsylvania by the Insurance Commissioner of the Commonwealth of Pennsylvania, in his official capacity as Rehabilitator of Penn Treaty Network America Insurance Company against Penn Treaty American Corporation..